EXHIBIT 99.1

Renowned Boxing Figure Roy Foreman to be President at TPT Global Tech's VuMe(TM)  Super App Live Television Division

SAN DIEGO, CA / ACCESSWIRE / December 29, 2023 / TPT Global Tech, Inc. (OTCPink:TPTW) (www.tptglobaltech.com), a prominent technology company headquartered in San Diego, CA, is excited to announce that Roy Foreman, the brother of former Heavyweight Champion George Foreman, has joined TPT Global Tech's subsidiary, TPT Entertainment and Media LLC, as the President of its new Boxing Division. This division is set to produce documentaries and live event content for the long-awaited VuMeTM Super App Live Mobile Television and Social Media Network.

With an illustrious career spanning over 40 years in the boxing industry, Mr. Foreman brings unparalleled expertise and a track record of success. Notably, he managed his brother George Foreman to championship titles and has promoted over 200 fights across the Americas and Europe.

"I am excited to join the innovative team at TPT Global Tech and lead the charge in revolutionizing the boxing experience on the VuMe Live Super App platform," expressed Mr. Foreman. "We aim to deliver thrilling content and engage boxing enthusiasts globally."

Mr. Foreman's multifaceted background includes hosting a successful Comcast Network show for eight years, serving as America's Ambassador for Sports appointed by the US State Department, and holding key positions on the US Olympic Boxing Committee.

Beyond his contributions to the sport, Roy has been a philanthropist, serving on boards and founding various youth organizations. His role as a ringside announcer for HBO International sports and the establishment of his sports apparel brand, "Foreman Gear," further showcase his diverse talents.

"We are honored to have Roy Foreman at the helm of our Boxing activities for our VuMe Super App," stated Stephen J. Thomas III, Chairman & CEO at TPT Global Tech. "His wealth of experience and passion for the sport align seamlessly with our vision for delivering top-tier boxing content through our VuMe Live Super App."

This strategic collaboration marks a significant milestone for TPT Global Tech as it moves closer to the launch and elevation of the VuMe Live Super App platform to the premier destination for live boxing experiences. Fans can anticipate an exhilarating era under Roy Foreman's leadership.

The VuMe Live Boxing Division will be part of the VuMe Mobile Television and Social Media Network which is headed by Mark Rowan and production will be coordinated by his Blue Collar Productions Company (a TPT Global Tech company) https://www.bluecollar.com/

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VuMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

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For more information about TPT Global Tech and its subsidiaries, please visit www.tptglobaltech.com.

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SOURCE: TPT Global Tech, Inc.